Exhibit 10.1

BUSINESS LOAN AGREEMENT

Borrower:	Wayside Technology Group, Inc ; Lifeboat Distribution, Inc. ; Techxtend, Inc. ; and Programmer’s Paradise, Inc. 1157 Shrewsbury Avenue Shrewsbury , NJ 07702	Lender:	Citibank, N.A. 3950 Regent Blvd. Regent South - Second Floor Irving, TX 75063

THIS BUSINESS LOAN AGREEMENT dated January 4, 2013, is made and executed between Wayside Technology Group, Inc ; Lifeboat Distribution, Inc. ; Techxtend, Inc. ; and Programmer’s Paradise, Inc.  (“Borrower”) and Citibank, N.A.  (“Lender”) on the following terms and conditions.  Borrower has received prior commercial loans from Lender or has applied to Lender for a commercial loan or loans or other financial accommodations, including those which may be described on any exhibit or schedule attached to this Agreement.  Borrower understands and agrees that:  (A)  in granting, renewing, or extending any Loan, Lender is relying upon Borrower’s representations, warranties, and agreements as set forth in this Agreement;  (B)  the granting, renewing, or extending of any Loan by Lender at all times shall be subject to Lender’s sole judgment and discretion; and  (C)  all such Loans shall be and remain subject to the terms and conditions of this Agreement.

TERM.  This Agreement shall be effective as of January 4, 2013, and shall continue in full force and effect until such time as all of Borrower’s Loans in favor of Lender have been paid in full, including principal, interest, costs, expenses, attorneys’ fees, and other fees and charges, or until such time as the parties may agree in writing to terminate this Agreement.

CONDITIONS PRECEDENT TO EACH ADVANCE.  Lender’s obligation to make the initial Advance and each subsequent Advance under this Agreement shall be subject to the fulfillment to Lender’s satisfaction of all of the conditions set forth in this Agreement and in the Related Documents.

Loan Documents.  Borrower shall provide to Lender the following documents for the Loan:  (1)  the Note;  (2)  Security Agreements granting to Lender security interests in the Collateral;  (3)  financing statements and all other documents perfecting Lender’s Security Interests;  (4)  evidence of insurance as required below;  (5)  together with all such Related Documents as Lender may require for the Loan; all in form and substance satisfactory to Lender and Lender’s counsel.

Borrower’s Authorization.  Borrower shall have provided in form and substance satisfactory to Lender properly certified resolutions, duly authorizing the execution and delivery of this Agreement, the Note and the Related Documents.  In addition, Borrower shall have provided such other resolutions, authorizations, documents and instruments as Lender or its counsel, may require.

Payment of Fees and Expenses.  Borrower shall have paid to Lender all fees, charges, and other expenses which are then due and payable as specified in this Agreement or any Related Document.

Representations and Warranties.  The representations and warranties set forth in this Agreement, in the Related Documents, and in any document or certificate delivered to Lender under this Agreement are true and correct.

No Event of Default.  There shall not exist at the time of any Advance a condition which would constitute an Event of Default under this Agreement or under any Related Document.

Continuing Certification for Advances. By requesting an Advance, Borrower shall be deemed to have certified as of the date of the request, among other things, that all representations and warranties in this Agreement continue to be true and correct in all material aspects, and that no Event of Default exists under this Agreement or will result from the taking of the Advance.

Requesting Advances. Advances under this Agreement, as well as directions for payment from Borrower’s accounts, may be requested (i) orally or in writing by Borrower, or (ii) by use of Lender’s online banking system pursuant to an online access agreement between Borrower and Lender.  Lender may, but need not, require that all oral requests be confirmed in writing.  Borrower agrees to be liable for all sums either (a) advanced in accordance with the instructions of an authorized person or online user, or (b) credited to any of Borrower’s accounts with Lender.

MULTIPLE BORROWERS.  This Agreement has been executed by multiple obligors who are referred to in this Agreement individually, collectively and interchangeably as “Borrower.”  Unless specifically stated to the contrary, the word “Borrower” as used in this Agreement, including without limitation all representations, warranties and covenants, shall include all Borrowers.  Borrower understands and agrees that, with or without notice to any one Borrower, Lender may  (A)  make one or more additional secured or unsecured loans or otherwise extend additional credit with respect to any other Borrower;  (B)  with respect to any other Borrower alter, compromise, renew, extend, accelerate, or otherwise change one or more times the time for payment or other terms of any indebtedness, including increases and decreases of the rate of interest on the indebtedness;  (C)  exchange, enforce, waive, subordinate, fail or decide not to perfect, and release any security, with or without the substitution of new collateral;  (D)  release, substitute, agree not to sue, or deal with any one or more of Borrower’s or any other Borrower’s sureties, endorsers, or other guarantors on any terms or in any manner Lender may choose;  (E)  determine how, when and what application of payments and credits shall be made on any indebtedness;  (F)  apply such security and direct the order or manner of sale of any Collateral, including without limitation, any non-judicial sale permitted by the terms of the controlling security agreement or deed of trust, as Lender in its discretion may determine;  (G)  sell, transfer, assign or grant participations in all or any part of the Loan;  (H)  exercise or refrain from exercising any rights against Borrower or others, or otherwise act or refrain from acting;  (I)  settle or compromise any indebtedness; and  (J)  subordinate the payment of all or any part of any of Borrower’s indebtedness to Lender to the payment of any liabilities which may be due Lender or others.

REPRESENTATIONS AND WARRANTIES.  Borrower represents and warrants to Lender, as of the date of this Agreement, as of the date of each disbursement of loan proceeds, as of the date of any renewal, extension or modification of any Loan, and at all times any Indebtedness exists:

Organization.  Wayside Technology Group, Inc  is a corporation for profit which is, and at all times shall be, duly organized, validly existing, and in good standing under and by virtue of the laws of the State of Delaware.  Wayside Technology Group, Inc  is duly authorized to transact business in all other states in which Wayside Technology Group, Inc  is doing business, having obtained all necessary filings, governmental licenses and approvals for each state in which Wayside Technology Group, Inc  is doing business.  Specifically, Wayside Technology Group, Inc  is, and at all times shall be, duly qualified as a foreign corporation in all states in which the failure to so qualify would have a material adverse effect on its business or financial condition.  Wayside Technology Group, Inc  has the full power and authority to own its properties and to transact the business in which it is presently engaged or presently proposes to engage.  Wayside Technology Group, Inc  maintains an office at 1157 Shrewsbury Avenue, Shrewsbury , NJ 07702.

Unless Wayside Technology Group, Inc  has designated otherwise in writing, the principal office is the office at which Wayside Technology Group, Inc  keeps its books and records including its records concerning the Collateral.  Wayside Technology Group, Inc  will notify Lender prior to any change in the location of Wayside Technology Group, Inc ‘s state of organization or any change in Wayside Technology Group, Inc ‘s name.  Wayside Technology Group, Inc  shall do all things necessary to preserve and to keep in full force and effect its existence, rights and privileges, and shall comply with all regulations, rules, ordinances, statutes, orders and decrees of any governmental or quasi-governmental authority or court applicable to Wayside Technology Group, Inc  and Wayside Technology Group, Inc ‘s business activities.

Lifeboat Distribution, Inc.  is a corporation for profit which is, and at all times shall be, duly organized, validly existing, and in good standing under and by virtue of the laws of the State of Delaware.  Lifeboat Distribution, Inc.  is duly authorized to transact business in all other states in which Lifeboat Distribution, Inc.  is doing business, having obtained all necessary filings, governmental licenses and approvals for each state in which Lifeboat Distribution, Inc.  is doing business.  Specifically, Lifeboat Distribution, Inc.  is, and at all times shall be, duly qualified as a foreign corporation in all states in which the failure to so qualify would have a material adverse effect on its business or financial condition.  Lifeboat Distribution, Inc.  has the full power and authority to own its properties and to transact the business in which it is presently engaged or presently proposes to engage.  Lifeboat Distribution, Inc.  maintains an office at 1157 Shrewsbury Avenue, Shrewsbury , NJ  07702.  Unless Lifeboat Distribution, Inc.  has designated otherwise in writing, the principal office is the office at which Lifeboat Distribution, Inc.  keeps its books and records including its records concerning the Collateral.  Lifeboat Distribution, Inc.  will notify Lender prior to any change in the location of Lifeboat Distribution, Inc. ‘s state of organization or any change in Lifeboat Distribution, Inc. ‘s name.  Lifeboat Distribution, Inc.  shall do all things necessary to preserve and to keep in full force and effect its existence, rights and privileges, and shall comply with all regulations, rules, ordinances, statutes, orders and decrees of any governmental or quasi-governmental authority or court applicable to Lifeboat Distribution, Inc.  and Lifeboat Distribution, Inc. ‘s business activities.

Techxtend, Inc.  is a corporation for profit which is, and at all times shall be, duly organized, validly existing, and in good standing under and by virtue of the laws of the State of Delaware.  Techxtend, Inc.  is duly authorized to transact business in all other states in which Techxtend, Inc.  is doing business, having obtained all necessary filings, governmental licenses and approvals for each state in which Techxtend, Inc.  is doing business.  Specifically, Techxtend, Inc.  is, and at all times shall be, duly qualified as a foreign corporation in all states in which the failure to so qualify would have a material adverse effect on its business or financial condition.  Techxtend, Inc.  has the full power and authority to own its properties and to transact the business in which it is presently engaged or presently proposes to engage.  Techxtend, Inc.  maintains an office at 1157 Shrewsbury Avenue, Shrewsbury, NJ  07702.  Unless Techxtend, Inc.  has designated otherwise in writing, the principal office is the office at which Techxtend, Inc.  keeps its books and records including its records concerning the Collateral.  Techxtend, Inc.  will notify Lender prior to any change in the location of Techxtend, Inc. ‘s state of organization or any change in Techxtend, Inc. ‘s name.  Techxtend, Inc.  shall do all things necessary to preserve and to keep in full force and effect its existence, rights and privileges, and shall comply with all regulations, rules, ordinances, statutes, orders and decrees of any governmental or quasi-governmental authority or court applicable to Techxtend, Inc.  and Techxtend, Inc. ‘s business activities.

Programmer’s Paradise, Inc.  is a corporation for profit which is, and at all times shall be, duly organized, validly existing, and in good standing under and by virtue of the laws of the State of Delaware.  Programmer’s Paradise, Inc.  is duly authorized to transact business in all other states in which Programmer’s Paradise, Inc.  is doing business, having obtained all necessary filings, governmental licenses and approvals for each state in which Programmer’s Paradise, Inc.  is doing business.  Specifically, Programmer’s Paradise, Inc.  is, and at all times shall be, duly qualified as a foreign corporation in all states in which the failure to so qualify would have a material adverse effect on its business or financial condition.  Programmer’s Paradise, Inc.  has the full power and authority to own its properties and to transact the business in which it is presently engaged or presently proposes to engage.  Programmer’s Paradise, Inc.  maintains an office at 1157 Shrewsbury Avenue, Shrewsbury , NJ  07702.  Unless Programmer’s Paradise, Inc.  has designated otherwise in writing, the principal office is the office at which Programmer’s Paradise, Inc.  keeps its books and records including its records concerning the Collateral.  Programmer’s Paradise, Inc.  will notify Lender prior to any change in the location of Programmer’s Paradise, Inc. ‘s state of organization or any change in Programmer’s Paradise, Inc. ‘s name.  Programmer’s Paradise, Inc.  shall do all things necessary to preserve and to keep in full force and effect its existence, rights and privileges, and shall comply with all regulations, rules, ordinances, statutes, orders and decrees of any governmental or quasi-governmental authority or court applicable to Programmer’s Paradise, Inc.  and Programmer’s Paradise, Inc. ‘s business activities.

Assumed Business Names.  Borrower has filed or recorded all documents or filings required by law relating to all assumed business names used by Borrower.  Excluding the name of Borrower, the following is a complete list of all assumed business names under which Borrower does business:  None.

Authorization.  Borrower’s execution, delivery, and performance of this Agreement and all the Related Documents have been duly authorized by all necessary action by Borrower and do not conflict with, result in a violation of, or constitute a default under  (1)  any provision of  (a)  Borrower’s articles of incorporation or organization, or bylaws, or  (b)  any agreement or other instrument binding upon Borrower or  (2)  any law, governmental regulation, court decree, or order applicable to Borrower or to Borrower’s properties.

Financial Information.  Each of Borrower’s financial statements supplied to Lender truly and completely disclosed Borrower’s financial condition as of the date of the statement, and there has been no material adverse change in Borrower’s financial condition subsequent to the date of the most recent financial statement supplied to Lender.  Borrower has no material contingent obligations except as disclosed in such financial statements.

Legal Effect.  This Agreement constitutes, and any instrument or agreement Borrower is required to give under this Agreement when delivered will constitute legal, valid, and binding obligations of Borrower enforceable against Borrower in accordance with their respective terms.

Properties.  Except as contemplated by this Agreement or as previously disclosed in Borrower’s financial statements or in writing to Lender and as accepted by Lender, and except for property tax liens for taxes not presently due and payable, Borrower owns and has good title to all of Borrower’s properties free and clear of all Security Interests, and has not executed any security documents or financing statements relating to such properties.  All of Borrower’s properties are titled in Borrower’s legal name, and Borrower has not used or filed a financing statement under any other name for at least the last five (5) years.

Hazardous Substances.  Except as disclosed to and acknowledged by Lender in writing, Borrower represents and warrants that:  (1)  During the period of Borrower’s ownership of the Collateral, there has been no use, generation, manufacture, storage, treatment, disposal, release or threatened release of any Hazardous Substance by any person on, under, about or from any of the Collateral.  (2)  Borrower has no knowledge of, or reason to believe that there has been  (a)  any breach or violation of any Environmental Laws;  (b)  any use, generation, manufacture, storage, treatment, disposal, release or threatened release of any Hazardous Substance on, under, about or from the Collateral by any prior owners or occupants of any of the Collateral; or  (c)  any actual or threatened litigation or claims of any kind by any person relating to such matters.  (3)  Neither Borrower nor any tenant, contractor, agent or other authorized user of any of the Collateral shall use, generate, manufacture, store, treat, dispose of or release any Hazardous Substance on, under, about or from any of the Collateral; and any such activity shall be conducted in compliance with all applicable federal, state, and local laws, regulations, and ordinances, including without limitation all Environmental Laws.

Borrower authorizes Lender and its agents to enter upon the Collateral to make such inspections and tests as Lender may deem appropriate to determine compliance of the Collateral with this section of the Agreement.  Any inspections or tests made by Lender shall be at Borrower’s expense and for Lender’s purposes only and shall not be construed to create any responsibility or liability on the part of Lender to Borrower or to any other person.  The representations and warranties contained herein are based on Borrower’s due diligence in investigating the Collateral for hazardous waste and Hazardous Substances.  Borrower hereby  (1)  releases and waives any future claims against Lender for indemnity or contribution in the event Borrower becomes liable for cleanup or other costs under any such laws, and  (2)  agrees to indemnify, defend, and hold harmless Lender against any and all claims, losses, liabilities, damages, penalties, and expenses which Lender may directly or indirectly sustain or suffer resulting from a breach of this section of the Agreement or as a consequence of any use, generation, manufacture, storage, disposal, release or threatened release of a hazardous waste or substance on the Collateral.  The provisions of this section of the Agreement, including the obligation to indemnify and defend, shall survive the payment of the Indebtedness and the termination, expiration or satisfaction of this Agreement and shall not be affected by Lender’s acquisition of any interest in any of the Collateral, whether by foreclosure or otherwise.

Litigation and Claims.  No litigation, claim, investigation, administrative proceeding or similar action (including those for unpaid taxes) against Borrower is pending or threatened, and no other event has occurred which may materially adversely affect Borrower’s financial condition or properties, other than litigation, claims, or other events, if any, that have been disclosed to and acknowledged by Lender in writing.

Taxes.  To the best of Borrower’s knowledge, all of Borrower’s tax returns and reports that are or were required to be filed, have been filed, and all taxes, assessments and other governmental charges have been paid in full, except those presently being or to be contested by Borrower in good faith in the ordinary course of business and for which adequate reserves have been provided.

Lien Priority.  Unless otherwise previously disclosed to Lender in writing, Borrower has not entered into or granted any Security Agreements, or permitted the filing or attachment of any Security Interests on or affecting any of the Collateral directly or indirectly securing repayment of Borrower’s Loan and Note, that would be prior or that may in any way be superior to Lender’s Security Interests and rights in and to such Collateral.

Binding Effect.  This Agreement, the Note, all Security Agreements (if any), and all Related Documents are binding upon the signers thereof, as well as upon their successors, representatives and assigns, and are legally enforceable in accordance with their respective terms.

AFFIRMATIVE COVENANTS.  Borrower covenants and agrees with Lender that, so long as this Agreement remains in effect, Borrower will:

Notices of Claims and Litigation.  Promptly inform Lender in writing of  (1)  all material adverse changes in Borrower’s financial condition, and  (2)  all existing and, to Borrower’s knowledge, all threatened litigation, claims, investigations, administrative proceedings or similar actions affecting Borrower or any Guarantor which could materially affect the financial condition of Borrower or the financial condition of any Guarantor.

Financial Records.  Maintain its books and records in accordance with GAAP, applied on a consistent basis, and permit Lender to examine and audit Borrower’s books and records at all reasonable times.

Financial Statements.  Furnish Lender with the following:

Additional Requirements.

Borrower shall furnish, or cause to be furnished, the following, all of which shall be in form and substance satisfactory to Lender:

Annual consolidated financial statements of Borrower, audited by a certified public accountant acceptable to Lender, as soon as available and in no event later than one hundred twenty (120) days after each fiscal year end.

Internally prepared quarterly financial statements of Borrower, as soon as available and in no event later than forty-five (45) days after each fiscal quarter end.

Quarterly covenant compliance letter, as soon as available and in event later than forty-five (45) days after each calendar quarter.

Annual covenant compliance letter, as soon as available and in no event later than one hundred twenty (120) days after each fiscal year end.

Annual accounts receivable agings, as soon as available and in no event later than twenty (20) days after each calendar quarter end.

All financial reports required to be provided under this Agreement shall be prepared in accordance with GAAP, applied on a consistent basis, and certified by Borrower as being true and correct.

Additional Information.  Furnish such additional information and statements, as Lender may request from time to time.

Additional Requirements.

Comply with the following covenants and ratios:

Total Liabilities to Tangible Net Worth Ratio.  Maintain a ratio of Total Liabilities to Tangible Net Worth of not greater than 2.50 to 1.00.  “Total Liabilities to Tangible Net Worth” is defined as total liabilities minus subordinated debt divided by the sum of total net worth minus intangibles including intercompany receivables or notes and investment in subsidiaries plus subordinated debt.  To be tested quarterly.

Debt Service Coverage Ratio.  Maintain a minimum Debt Service Coverage Ratio of 2.00 to 1.00.  “Debt Service Coverage Ratio” is defined as earnings before interest, taxes, depreciation and amortization minus cash taxes minus unfinanced capital expenditures minus cash dividends, withdrawals and distributions divided by the sum of current portion of long term indebtedness (excluding principal outstanding on the Note) plus current portion of capital leases plus interest expense.  To be tested quarterly on a trailing twelve month basis.

Insurance.  Maintain fire and other risk insurance, public liability insurance, and such other insurance as Lender may require with respect to Borrower’s properties and operations, in form, amounts, coverages and with insurance companies acceptable to Lender.  Borrower, upon request of Lender, will deliver to Lender from time to time the policies or certificates of insurance in form satisfactory to Lender, including stipulations that coverages will not be cancelled or diminished without at least ten (10) days prior written notice to Lender.  Each insurance policy also shall include an endorsement providing that coverage in favor of Lender will not be impaired in any way by any act, omission or default of Borrower or any other person.  In connection with all policies covering assets in which Lender holds or is offered a security interest for the Loans, Borrower will provide Lender with such lender’s loss payable or other endorsements as Lender may require.

Insurance Reports.  Furnish to Lender, upon request of Lender, reports on each existing insurance policy showing such information as Lender may reasonably request, including without limitation the following:  (1)  the name of the insurer;  (2)  the risks insured;  (3)  the amount of the policy;  (4)  the properties insured;  (5)  the then current property values on the basis of which insurance has been obtained, and the manner of determining those values; and  (6)  the expiration date of the policy.  In addition, upon request of Lender (however not more often than annually), Borrower will have an independent appraiser satisfactory to Lender determine, as applicable, the actual cash value or replacement cost of any Collateral.  The cost of such appraisal shall be paid by Borrower.

Other Agreements.  Comply in all material respects with  the terms and conditions of all other agreements, whether now or hereafter existing, between Borrower and any other party and notify Lender immediately in writing of any default in connection with any other such agreements.

Loan Proceeds.  Use all Loan proceeds solely for Borrower’s business operations and working capital and not for acquisitions, unless specifically consented to the contrary by Lender in writing.

Taxes, Charges and Liens.  Pay and discharge when due all of its indebtedness and obligations, including without limitation all assessments, taxes, governmental charges, levies and liens, of every kind and nature, imposed upon Borrower or its properties, income, or profits, prior to the date on which penalties would attach, and all lawful claims that, if unpaid, might become a lien or charge upon any of Borrower’s properties, income, or profits.  Provided however, Borrower will not be required to pay and discharge any such assessment, tax, charge, levy, lien or claim so long as  (1)  the legality of the same shall be contested in good faith by appropriate proceedings, and  (2)  Borrower shall have established on Borrower’s books adequate reserves with respect to such contested assessment, tax, charge, levy, lien, or claim in accordance with GAAP.

Performance.  Perform and comply, in a timely manner, with all terms, conditions, and provisions set forth in this Agreement, in the Related Documents, and in all other instruments and agreements between Borrower and Lender.  Borrower shall notify Lender immediately in writing of any default in connection with any agreement.

Operations.  Maintain executive and management personnel with substantially the same qualifications and experience as the present executive and management personnel; provide written notice to Lender of any change in executive and management personnel; conduct its business affairs in a reasonable and prudent manner.

Environmental Studies.  Promptly conduct and complete, at Borrower’s expense, all such investigations, studies, samplings and testings as may be requested by Lender or any governmental authority relative to any substance, or any waste or by-product of any substance defined as toxic or a hazardous substance under applicable federal, state, or local law, rule, regulation, order or directive, at or affecting any property or any facility owned, leased or used by Borrower.

Compliance with Governmental Requirements.  Comply with all laws, ordinances, and regulations, now or hereafter in effect, of all governmental authorities applicable to the conduct of Borrower’s properties, businesses and operations, and to the use or occupancy of the Collateral, including without limitation, the Americans With Disabilities Act.  Borrower may contest in good faith any such law, ordinance, or regulation and withhold compliance during any proceeding, including appropriate appeals, so long as Borrower has notified Lender in writing prior to doing so and so long as, in Lender’s sole opinion, Lender’s interests in the Collateral are not jeopardized.  Lender may require Borrower to post adequate security or a surety bond, reasonably satisfactory to Lender, to protect Lender’s interest.

Inspection.  Permit employees or agents of Lender at any reasonable time to inspect any and all Collateral for the Loan or Loans and Borrower’s other properties and to examine or audit Borrower’s books, accounts, and records and to make copies and memoranda of Borrower’s books, accounts, and records.  If Borrower now or at any time hereafter maintains any records (including without limitation computer generated records and computer software programs for the generation of such records) in the possession of a third party, Borrower, upon request of Lender, shall notify such party to permit Lender free access to such records at all reasonable times and to provide Lender with copies of any records it may request, all at Borrower’s expense.

Environmental Compliance and Reports.  Borrower shall comply in all respects with any and all Environmental Laws; not cause or permit to exist, as a result of an intentional or unintentional action or omission on Borrower’s part or on the part of any third party, on property owned and/or occupied by Borrower, any environmental activity where damage may result to the environment, unless such environmental activity is pursuant to and in compliance with the conditions of a permit issued by the appropriate federal, state or local governmental authorities; shall furnish to Lender promptly and in any event within thirty (30) days after receipt thereof a copy of any notice, summons, lien, citation, directive, letter or other communication from any governmental agency or instrumentality concerning any intentional or unintentional action or omission on Borrower’s part in connection with any environmental activity whether or not there is damage to the environment and/or other natural resources.

Additional Assurances.  Make, execute and deliver to Lender such promissory notes, mortgages, deeds of trust, security agreements, assignments, financing statements, instruments, documents and other agreements as Lender or its attorneys may reasonably request to evidence and secure the Loans and to perfect all Security Interests.

Insurance Requirements. For the avoidance of doubt regarding the requirement in this Agreement that  Borrower maintain such insurance as Lender shall require, and except to the extent specific insurance types, coverages or insurers are specified in this Agreement or the Related Documents, Lender requires and Borrower agrees to maintain at all times with financially sound and reputable insurance companies such public liability insurance, property damage insurance and casualty insurance with respect to liabilities, losses or damage in respect of the assets and businesses of Borrower as may customarily be carried or maintained under similar circumstances by businesses engaged in the same or similar enterprises, in each case in such amounts, with such deductibles, covering such risks and otherwise on terms and conditions as shall be customary for such businesses.

RECOVERY OF ADDITIONAL COSTS.  If the imposition of or any change in any law, rule, regulation or guideline, or the interpretation or application of any thereof by any court or administrative or governmental authority (including any request or policy not having the force of law) shall impose, modify or make applicable any taxes (except federal, state or local income or franchise taxes imposed on Lender), reserve requirements, capital adequacy requirements or other obligations which would  (A)   increase the cost to Lender for extending or maintaining the credit facilities to which this Agreement relates,  (B)   reduce the amounts payable to Lender under this Agreement or  the Related Documents, or  (C)  reduce the rate of return on Lender’s capital as a consequence of Lender’s obligations with respect to the credit facilities to which this Agreement relates, then Borrower agrees to pay Lender such additional amounts as will compensate Lender therefor, within five (5) days after Lender’s written demand for such payment, which demand shall be accompanied by an explanation of such imposition or charge and a calculation in reasonable detail of the additional amounts payable by Borrower, which explanation and calculations shall be conclusive in the absence of manifest error.

LENDER’S EXPENDITURES.  If any action or proceeding is commenced that would materially affect Lender’s interest in the Collateral or if Borrower fails to comply with any provision of this Agreement or any Related Documents, including but not limited to Borrower’s failure to discharge or pay when due any amounts Borrower is required to discharge or pay under this Agreement or any Related Documents, Lender on Borrower’s behalf may (but shall not be obligated to) take any action that Lender deems appropriate, including but not limited to discharging or paying all taxes, liens, security interests, encumbrances and other claims, at any time levied or placed on any Collateral and paying all costs for insuring, maintaining and preserving any Collateral.  All such expenditures incurred or paid by Lender for such purposes, with the exception of insurance premiums paid by Lender with respect to motor vehicles, but including the payment of attorneys’ fees and expenses, will then bear interest at the rate charged under the Note from the date incurred or paid by Lender to the date of repayment by Borrower.  All such expenses will become a part of the Indebtedness and, at Lender’s option, will  (A)  be payable on demand;  (B)  be added to the balance of the Note and be apportioned among and be payable with any installment payments to become due during either  (1)  the term of any applicable insurance policy; or  (2)  the remaining term of the Note; or  (C)  be treated as a balloon payment which will be due and payable at the Note’s maturity.

NEGATIVE COVENANTS.  Borrower covenants and agrees with Lender that while this Agreement is in effect, Borrower shall not, without the prior written consent of Lender:

Indebtedness and Liens.  (1)  Except for trade debt incurred in the normal course of business and indebtedness to Lender contemplated by this Agreement, create, incur or assume indebtedness for borrowed money, (2)  sell, transfer, mortgage, assign, pledge, lease, grant a security interest in, or encumber any of Borrower’s assets (except as allowed as Permitted Liens), or  (3)  sell with recourse any of Borrower’s accounts, except to Lender.

Continuity of Operations.  (1)  Engage in any business activities substantially different than those in which Borrower is presently engaged,  (2)  cease operations, liquidate, merge, transfer, acquire or consolidate with any other entity, change its name, dissolve or transfer or sell Collateral out of the ordinary course of business, or  (3)  pay any dividends on Borrower’s stock other than (i) dividends payable in its stock and (ii) cash dividends in amounts and frequency consistent with past practice, or alter or amend Borrower’s capital structure.

Loans, Acquisitions and Guaranties.  (1)  Loan, invest in or advance money or assets to any other person, enterprise or entity,  (2)  purchase, create or acquire any interest in any other enterprise or entity, or  (3)  incur any obligation as surety or guarantor other than in the ordinary course of business; provided, however, that ordinary course of business friendly acquisitions of any interest in any other enterprise or entity and ordinary course of business investments in any other person, enterprise or entity will be permitted subject to continued compliance with the financial covenants herein and all other terms hereof, both before and after giving effect thereto, provided, further, however, that as a condition to any such acquisition, Lender may require any new affiliate or direct or indirect subsidiary formed or acquired by Borrower to become an additional Borrower subject to this agreement and the other loan documents and require such entity to pledge collateral and deliver to Lender such security agreements and other Related Documents as Lender deems appropriate.

Agreements.  Enter into any agreement containing any provisions which would be violated or breached by the performance of Borrower’s obligations under this Agreement or in connection herewith.

CESSATION OF ADVANCES.  If Lender has made any commitment to make any Loan to Borrower, whether under this Agreement or under any other agreement, Lender shall have no obligation to make Loan Advances or to disburse Loan proceeds if:  (A)  Borrower or any Guarantor is in default under the terms of this Agreement or any of the Related Documents or any other agreement that Borrower or any Guarantor has with Lender;  (B)  Borrower or any Guarantor dies, becomes incompetent or becomes insolvent, files a petition in bankruptcy or similar proceedings, or is adjudged a bankrupt;  (C)  there occurs a material adverse change in Borrower’s financial condition, in the financial condition of any Guarantor, or in the value of any Collateral securing any Loan; or  (D)  any Guarantor seeks, claims or otherwise attempts to limit, modify or revoke such Guarantor’s guaranty of the Loan or any other loan with Lender; or  (E)  Lender in good faith deems itself insecure, even though no Event of Default shall have occurred.

RIGHT OF SETOFF.  To the extent permitted by applicable law and upon the occurrence and during the continuance of any Event of Default, Lender reserves a right of setoff in all Borrower’s accounts with Lender and its subsidiaries and affiliates (whether checking, savings, or some other account and whether evidenced by a certificate of deposit).  This includes all accounts Borrower holds jointly with someone else and all accounts Borrower may open in the future.  However, this does not include any IRA or Keogh accounts, or any trust accounts for which setoff would be prohibited by law.  Borrower authorizes Lender, to the extent permitted by applicable law and upon the occurrence and during the continuance of any Event of Default, to charge or setoff all sums owing on the Indebtedness against any and all such accounts, and, at Lender’s option, to administratively freeze all such accounts to allow Lender to protect Lender’s charge and setoff rights provided in this paragraph.

DEFAULT.  Each of the following shall constitute an Event of Default under this Agreement:

Payment Default.  Borrower fails to make any payment when due under the Loan.

Other Defaults.  Borrower fails to comply with or to perform any other term, obligation, covenant or condition contained in this Agreement or in any of the Related Documents or to comply with or to perform any term, obligation, covenant or condition contained in any other agreement between Lender and Borrower.

Default in Favor of Third Parties.  Borrower or any Grantor defaults under any loan, extension of credit, security agreement, purchase or sales agreement, or any other agreement, in favor of any other creditor or person that may materially affect any of Borrower’s or any Grantor’s property or Borrower’s or any Grantor’s ability to repay the Loans or perform their respective obligations under this Agreement or any of the Related Documents.

False Statements.  Any warranty, representation or statement made or furnished to Lender by Borrower or on Borrower’s behalf under this Agreement or the Related Documents is false or misleading in any material respect, either now or at the time made or furnished or becomes false or misleading at any time thereafter.

Insolvency.  The dissolution or termination of Borrower’s existence as a going business, the insolvency of Borrower, the appointment of a receiver for any part of Borrower’s property, any assignment for the benefit of creditors, any type of creditor workout, or the commencement of any proceeding under any bankruptcy or insolvency laws by or against Borrower.

Defective Collateralization.  This Agreement or any of the Related Documents ceases to be in full force and effect (including failure of any collateral document to create a valid and perfected security interest or lien) at any time and for any reason.

Creditor or Forfeiture Proceedings.  Commencement of foreclosure or forfeiture proceedings, whether by judicial proceeding, self-help, repossession or any other method, by any creditor of Borrower or by any governmental agency against any collateral securing the Loan.

This includes a garnishment of any of Borrower’s accounts, including deposit accounts, with Lender.  However, this Event of Default shall not apply if there is a good faith dispute by Borrower as to the validity or reasonableness of the claim which is the basis of the creditor or forfeiture proceeding and if Borrower gives Lender written notice of the creditor or forfeiture proceeding and deposits with Lender monies or a surety bond for the creditor or forfeiture proceeding, in an amount determined by Lender, in its sole discretion, as being an adequate reserve or bond for the dispute.

Events Affecting Guarantor.  Any of the preceding events occurs with respect to any Guarantor of any of the Indebtedness or any Guarantor dies or becomes incompetent, or revokes or disputes the validity of, or liability under, any Guaranty of the Indebtedness.

Change in Ownership.  Any change in ownership of twenty-five percent (25%) or more of the common stock of Borrower.

Adverse Change.  A material adverse change occurs in Borrower’s financial condition, or Lender believes the prospect of payment or performance of the Loan is impaired.

Insecurity.  Lender in good faith believes itself insecure.

Judgment or Order for Payment of Money. Borrower shall fail to satisfy or comply with any judgment or order for the payment of money, which sum shall not be subject to full, complete and effective insurance coverage, shall be rendered against the Borrower and either (i) enforcement proceedings shall have been commenced by any creditor upon that judgment or order or (ii) there shall be any period of 30 consecutive days during which a stay of enforcement of that judgment or order, by reason of a pending appeal or otherwise, shall not be in effect.

EFFECT OF AN EVENT OF DEFAULT.  If any Event of Default shall occur, except where otherwise provided in this Agreement or the Related Documents, all commitments and obligations of Lender under this Agreement or the Related Documents or any other agreement immediately will terminate (including any obligation to make further Loan Advances or disbursements), and, at Lender’s option, all Indebtedness immediately will become due and payable, all without notice of any kind to Borrower, except that in the case of an Event of Default of the type described in the “Insolvency” subsection above, such acceleration shall be automatic and not optional.  In addition, Lender shall have all the rights and remedies provided in the Related Documents or available at law, in equity, or otherwise.  Except as may be prohibited by applicable law, all of Lender’s rights and remedies shall be cumulative and may be exercised singularly or concurrently.  Election by Lender to pursue any remedy shall not exclude pursuit of any other remedy, and an election to make expenditures or to take action to perform an obligation of Borrower or of any Grantor shall not affect Lender’s right to declare a default and to exercise its rights and remedies.

PRIMARY DEMAND DEPOSIT ACCOUNT. Until such time as all of Borrower’s Loans have been paid in full and this Agreement has been terminated, Borrower agrees to maintain its Primary Demand Deposit Account with Lender.  “Primary Demand Deposit Account” means the business demand deposit account into which substantially all of Borrower’s receipts from its operations are deposited and from which substantially all of Borrower’s disbursements for its operations are made.  During any period of time Borrower fails to maintain its Primary Demand Deposit Account with Lender, the rate of interest payable under the Note executed by Borrower in connection with this Agreement shall be increased by one percent (1%) per annum.  Borrower authorizes Lender to automatically deduct all payments required to be made by this Agreement from Borrower’s Primary Demand Deposit Account.

JURY WAIVER. BORROWER HEREBY WAIVES THE RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING, OR COUNTERCLAIM ARISING HEREUNDER OR IN CONNECTION HEREWITH TO THE EXTENT PERMITTED BY APPLICABLE LAW.

MISCELLANEOUS PROVISIONS.  The following miscellaneous provisions are a part of this Agreement:

Amendments.  This Agreement, together with any Related Documents, constitutes the entire understanding and agreement of the parties as to the matters set forth in this Agreement.  No alteration of or amendment to this Agreement shall be effective unless given in writing and signed by the party or parties sought to be charged or bound by the alteration or amendment.

Attorneys’ Fees; Expenses.  Borrower agrees to pay upon demand all of Lender’s costs and expenses, including Lender’s reasonable attorneys’ fees and Lender’s legal expenses, incurred in connection with the enforcement of this Agreement.  Lender may hire or pay someone else to help enforce this Agreement, and Borrower shall pay the costs and expenses of such enforcement.  Costs and expenses include Lender’s reasonable attorneys’ fees and legal expenses whether or not there is a lawsuit, including reasonable attorneys’ fees and legal expenses for bankruptcy proceedings (including efforts to modify or vacate any automatic stay or injunction), appeals, and any anticipated post-judgment collection services.  Borrower also shall pay all court costs and such additional fees as may be directed by the court.

Caption Headings.  Caption headings in this Agreement are for convenience purposes only and are not to be used to interpret or define the provisions of this Agreement.

Consent to Loan Participation.  Borrower agrees and consents to Lender’s sale or transfer, whether now or later, of one or more participation interests in the Loan to one or more purchasers, whether related or unrelated to Lender.  Lender may provide, without any limitation whatsoever, to any one or more purchasers, or potential purchasers, any information or knowledge Lender may have about Borrower or about any other matter relating to the Loan, and Borrower hereby waives any rights to privacy Borrower may have with respect to such matters.  Borrower additionally waives any and all notices of sale of participation interests, as well as all notices of any repurchase of such participation interests.  Borrower also agrees that the purchasers of any such participation interests will be considered as the absolute owners of such interests in the Loan and will have all the rights granted under the participation agreement or agreements governing the sale of such participation interests.  Borrower further waives all rights of offset or counterclaim that it may have now or later against Lender or against any purchaser of such a participation interest and unconditionally agrees that either Lender or such purchaser may enforce Borrower’s obligation under the Loan irrespective of the failure or insolvency of any holder of any interest in the Loan.  Borrower further agrees that the purchaser of any such participation interests may enforce its interests irrespective of any personal claims or defenses that Borrower may have against Lender.

Governing Law.  This Agreement will be governed by federal law applicable to Lender and, to the extent not preempted by federal law, the laws of the State of New York without regard to its conflicts of law provisions.

Choice of Venue.  If there is a lawsuit, Borrower agrees upon Lender’s request to submit to the jurisdiction of the courts of New York County, State of New York.  Nothing herein shall affect the right of the Lender to bring any action or proceeding against the Borrower or its property in the courts of any other jurisdiction.

Joint and Several Liability.  All obligations of Borrower under this Agreement shall be joint and several, and all references to Borrower shall mean each and every Borrower.  This means that each Borrower signing below is responsible for all obligations in this Agreement.  Where any one or more of the parties is a corporation, partnership, limited liability company or similar entity, it is not necessary for Lender to inquire into the powers of any of the officers, directors, partners, members, or other agents acting or purporting to act on the entity’s behalf, and any obligations made or created in reliance upon the professed exercise of such powers shall be guaranteed under this Agreement.

No Waiver by Lender.  Lender shall not be deemed to have waived any rights under this Agreement unless such waiver is given in writing and signed by Lender.  No delay or omission on the part of Lender in exercising any right shall operate as a waiver of such right or any other right.  A waiver by Lender of a provision of this Agreement shall not prejudice or constitute a waiver of Lender’s right otherwise to demand strict compliance with that provision or any other provision of this Agreement.  No prior waiver by Lender, nor any course of dealing between Lender and Borrower, or between Lender and any Grantor, shall constitute a waiver of any of Lender’s rights or of any of Borrower’s or any Grantor’s obligations as to any future transactions.  Whenever the consent of Lender is required under this Agreement, the granting of such consent by Lender in any instance shall not constitute continuing consent to subsequent instances where such consent is required and in all cases such consent may be granted or withheld in the sole discretion of Lender.

Notices.  Any notice required to be given under this Agreement shall be given in writing, and shall be effective when actually delivered, when actually received by telefacsimile (unless otherwise required by law), when deposited with a nationally recognized overnight courier, or, if mailed, when deposited in the United States mail, as first class, certified or registered mail postage prepaid, directed to the addresses shown near the beginning of this Agreement.  Any party may change its address for notices under this Agreement by giving formal written notice to the other parties, specifying that the purpose of the notice is to change the party’s address.  For notice purposes, Borrower agrees to keep Lender informed at all times of Borrower’s current address.  Unless otherwise provided or required by law, if there is more than one Borrower, any notice given by Lender to any Borrower is deemed to be notice given to all Borrowers.

Severability.  If a court of competent jurisdiction finds any provision of this Agreement to be illegal, invalid, or unenforceable as to any person or circumstance, that finding shall not make the offending provision illegal, invalid, or unenforceable as to any other person or circumstance.  If feasible, the offending provision shall be considered modified so that it becomes legal, valid and enforceable.  If the offending provision cannot be so modified, it shall be considered deleted from this Agreement.  Unless otherwise required by law, the illegality, invalidity, or unenforceability of any provision of this Agreement shall not affect the legality, validity or enforceability of any other provision of this Agreement.

Subsidiaries and Affiliates of Borrower.  To the extent the context of any provisions of this Agreement makes it appropriate, including without limitation any representation, warranty or covenant, the word “Borrower” as used in this Agreement shall include all of Borrower’s subsidiaries and affiliates.  Notwithstanding the foregoing however, under no circumstances shall this Agreement be construed to require Lender to make any Loan or other financial accommodation to any of Borrower’s subsidiaries or affiliates.

Successors and Assigns.  All covenants and agreements by or on behalf of Borrower contained in this Agreement or any Related Documents shall bind Borrower’s successors and assigns and shall inure to the benefit of Lender and its successors and assigns.  Borrower shall not, however, have the right to assign Borrower’s rights under this Agreement or any interest therein, without the prior written consent of Lender.

Survival of Representations and Warranties.  Borrower understands and agrees that in extending Loan Advances, Lender is relying on all representations, warranties, and covenants made by Borrower in this Agreement or in any certificate or other instrument delivered by Borrower to Lender under this Agreement or the Related Documents.  Borrower further agrees that regardless of any investigation made by Lender, all such representations, warranties and covenants will survive the extension of Loan Advances and delivery to Lender of the Related Documents, shall be continuing in nature, shall be deemed made and redated by Borrower at the time each Loan Advance is made,  and shall remain in full force and effect until such time as Borrower’s Indebtedness shall be paid in full, or until this Agreement shall be terminated in the manner provided above, whichever is the last to occur.

Time is of the Essence.  Time is of the essence in the performance of this Agreement.

DEFINITIONS.  The following capitalized words and terms shall have the following meanings when used in this Agreement.  Unless specifically stated to the contrary, all references to dollar amounts shall mean amounts in lawful money of the United States of America.  Words and terms used in the singular shall include the plural, and the plural shall include the singular, as the context may require.  Words and terms not otherwise defined in this Agreement shall have the meanings attributed to such terms in the Uniform Commercial Code.  Accounting words and terms not otherwise defined in this Agreement shall have the meanings assigned to them in accordance with generally accepted accounting principles as in effect on the date of this Agreement:

Advance.  The word “Advance” means a disbursement of Loan funds made, or to be made, to Borrower or on Borrower’s behalf on a line of credit or multiple advance basis under the terms and conditions of this Agreement.

Agreement.  The word “Agreement” means this Business Loan Agreement, as this Business Loan Agreement may be amended or modified from time to time, together with all exhibits and schedules attached to this Business Loan Agreement from time to time.

Borrower.  The word “Borrower” means Wayside Technology Group, Inc ; Lifeboat Distribution, Inc. ; Techxtend, Inc. ; and Programmer’s Paradise, Inc.  and includes all co-signers and co-makers signing the Note and all their successors and assigns.

Collateral.  The word “Collateral” means all property and assets granted as collateral security for a Loan, whether real or personal property, whether granted directly or indirectly, whether granted now or in the future, and whether granted in the form of a security interest, mortgage, collateral mortgage, deed of trust, assignment, pledge, crop pledge, chattel mortgage, collateral chattel mortgage, chattel trust, factor’s lien, equipment trust, conditional sale, trust receipt, lien, charge, lien or title retention contract, lease or consignment intended as a security device, or any other security or lien interest whatsoever, whether created by law, contract, or otherwise.

Environmental Laws.  The words “Environmental Laws” mean any and all state, federal and local statutes, regulations and ordinances relating to the protection of human health or the environment, including without limitation the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended, 42 U.S.C. Section 9601, et seq. (“CERCLA”), the Superfund Amendments and Reauthorization Act of 1986, Pub. L. No. 99-499 (“SARA”), the Hazardous Materials Transportation Act, 49 U.S.C. Section 1801, et seq., the Resource Conservation and Recovery Act, 42 U.S.C. Section 6901, et seq., or other applicable state or federal laws, rules, or regulations adopted pursuant thereto.

Event of Default.  The words “Event of Default” mean any of the events of default set forth in this Agreement in the default section of this Agreement.

GAAP.  The word “GAAP” means generally accepted accounting principles.

Grantor.  The word “Grantor” means each and all of the persons or entities granting a Security Interest in any Collateral for the Loan, including without limitation all Borrowers granting such a Security Interest.

Guarantor.  The word “Guarantor” means any guarantor, surety, or accommodation party of any or all of the Loan.

Guaranty.  The word “Guaranty” means the guaranty from Guarantor to Lender, including without limitation a guaranty of all or part of the Note.

Hazardous Substances.  The words “Hazardous Substances” mean materials that, because of their quantity, concentration or physical, chemical or infectious characteristics, may cause or pose a present or potential hazard to human health or the environment when improperly used, treated, stored, disposed of, generated, manufactured, transported or otherwise handled.  The words “Hazardous Substances” are used in their very broadest sense and include without limitation any and all hazardous or toxic substances, materials or waste as defined by or listed under the Environmental Laws.  The term “Hazardous Substances” also includes, without limitation, petroleum and petroleum by-products or any fraction thereof and asbestos.

Indebtedness.  The word “Indebtedness” means all present and future loans, advances, overdrafts, liabilities, obligations, guaranties, covenants, duties and other debts at any time owing by Borrower to Lender, whether evidenced by this Agreement, a promissory note or other instrument, any Related Documents, or any other document or agreement, whether arising from an extension of credit, opening of a letter of credit, banker’s acceptance, loan, overdraft, guaranty, indemnification or otherwise, whether direct or indirect (including, without limitation, those acquired by assignment and any participation by Lender in Borrower’s debts owing to others), absolute or contingent, due or to become due, including, without limitation, all interest, charges, expenses, fees, attorneys’ fees (including attorneys’ fees and expenses incurred in bankruptcy), expert witness fees and expenses, fees and expenses of consultants, audit fees, letter of credit fees, closing fees, facility fees, termination fees, and any other sums chargeable to Borrower under this Agreement, the Note, any Related Documents, or under any other present or future instrument, document or agreement between Borrower and Lender.

Lender.  The word “Lender” means Citibank, N.A., its successors and assigns.

Loan.  The word “Loan” means any and all loans and financial accommodations from Lender to Borrower whether now or hereafter existing, and however evidenced, including without limitation those loans and financial accommodations described herein or described on any exhibit or schedule attached to this Agreement from time to time.

Note.  The word “Note” means and includes without limitation Borrower’s promissory note or notes, if any, or any credit agreements or loan agreements, evidencing Borrower’s Indebtedness, as well as any substitute, replacement or refinancing note or notes or credit agreement or loan agreement therefor.

Permitted Liens.  The words “Permitted Liens” mean  (1)  liens and security interests securing Indebtedness owed by Borrower to Lender;  (2)  liens for taxes, assessments, or similar charges either not yet due or being contested in good faith;  (3)  liens of materialmen, mechanics, warehousemen, or carriers, or other like liens arising in the ordinary course of business and securing obligations which are not yet delinquent;  (4)  purchase money liens or purchase money security interests upon or in any leased equipment or property acquired or held by Borrower in the ordinary course of business to secure indebtedness outstanding on the date of this Agreement or permitted to be incurred under the paragraph of this Agreement titled “Indebtedness and Liens”;  (5)  liens and security interests which, as of the date of this Agreement, have been disclosed to and approved by the Lender in writing; and  (6)  those liens and security interests which in the aggregate constitute an immaterial and insignificant monetary amount with respect to the net value of Borrower’s assets.

Related Documents.  The words “Related Documents” mean all promissory notes, credit agreements, loan agreements, environmental agreements, guaranties, security agreements, mortgages, deeds of trust, security deeds, collateral mortgages, and all other instruments, agreements and documents, whether now or hereafter existing, executed in connection with the Loan.

Security Agreement.  The words “Security Agreement” mean and include without limitation any agreements, promises, covenants, arrangements, understandings or other agreements, whether created by law, contract, or otherwise, evidencing, governing, representing, or creating a Security Interest.

Security Interest.  The words “Security Interest” mean, without limitation, any and all types of collateral security, present and future, whether in the form of a lien, charge, encumbrance, mortgage, deed of trust, security deed, assignment, pledge, crop pledge, chattel mortgage, collateral chattel mortgage, chattel trust, factor’s lien, equipment trust, conditional sale, trust receipt, lien or title retention contract, lease or consignment intended as a security device, or any other security or lien interest whatsoever whether created by law, contract, or otherwise.

[signature page follows]

BORROWER ACKNOWLEDGES HAVING READ ALL THE PROVISIONS OF THIS BUSINESS LOAN AGREEMENT AND BORROWER AGREES TO ITS TERMS.  THIS BUSINESS LOAN AGREEMENT IS DATED January 4, 2013.

BORROWER:

WAYSIDE TECHNOLOGY GROUP, INC

By:	/s/ Thomas J. Flaherty
Authorized Signer for Wayside Technology Group, Inc

LIFEBOAT DISTRIBUTION, INC.

By:	/s/ Thomas J. Flaherty
Authorized Signer for Lifeboat Distribution, Inc.

TECHXTEND, INC.

By:	/s/ Thomas J. Flaherty
Authorized Signer for Techxtend, Inc.

PROGRAMMER’S PARADISE, INC.

By:	/s/ Thomas J. Flaherty
Authorized Signer for Programmer’s Paradise, Inc.

LENDER:

CITIBANK, N.A.

By:	Karen Becker, SVP
Authorized Signer Karen Becker, SVP
Karen Becker
Senior Vice President
Commercial Banking Group
830 Morris Turnpike/3rd Fl
Short Hills, NJ 07078
(973) 232-3704